UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2012

Idera Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-31918	04-3072298
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

167 Sidney Street, Cambridge, Massachusetts		02139
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (617) 679-5500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On June 7, 2012, Idera Pharmaceuticals, Inc. (the “Company”) received a notification letter from the Nasdaq Listing Qualifications staff of The Nasdaq Stock Market (“Nasdaq”) advising the Company that the Company is not in compliance with the minimum $50,000,000 market value of listed securities (“MVLS”) requirement for continued listing on The Nasdaq Global Market pursuant to Nasdaq Listing Rule 5450(b)(2)(A). Nasdaq also noted in its letter that the Company is no longer in compliance with Nasdaq Listing Rule 5450(b)(1)(A), which requires registrants to maintain a minimum of $10,000,000 in stockholders’ equity.

Nasdaq stated in its letter that in accordance with Nasdaq Listing Rule 5810(c)(3)(C), the Company has been provided a compliance period of 180 calendar days, or until December 4, 2012, to regain compliance with the MLVS continued listing requirement. MVLS is calculated by multiplying the total shares of common stock outstanding by the daily closing bid price. The Nasdaq letter states that if, at any time before December 4, 2012, the MVLS of the Company’s common stock closes at $50,000,000 or more for a minimum of 10 consecutive business days, the Nasdaq staff will provide the Company with written notification that the Company has achieved compliance with the MVLS continued listing requirement and the matter will be closed. The Company could also regain compliance with Nasdaq’s continued listing requirements by reporting stockholders’ equity of $10 million or more.

The notification from Nasdaq does not impact the listing of the Company’s common stock at this time.

If the Company does not regain compliance with the MVLS continued listing requirement by December 4, 2012, the Nasdaq staff will provide the Company with written notification that the Company’s common stock is subject to delisting from The Nasdaq Global Market. Alternatively, Nasdaq Marketplace Rules may permit the Company to transfer the Company’s common stock to The Nasdaq Capital Market prior to December 4, 2012 if the Company’s common stock satisfies the criteria for continued listing on such market.

On June 12, 2012, the Company issued a press release reporting that it had received the notification letter from Nasdaq. The release is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

See Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Idera Pharmaceuticals, Inc.

Date: June 12, 2012	By:	/s/ Louis J. Arcudi, III

Louis J. Arcudi, III Senior Vice President of Operations, Chief Financial Officer, Treasurer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued by Idera Pharmaceuticals, Inc. on June 12, 2012